UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

(805) 782-5000

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial obligation or an Obligation under an Off-Sheet Balance Sheet Arrangement of a Registrant

An Office Build-to-Suit Lease Agreement (“Lease”) dated October 16, 2007 was entered into between Mission Community Bank and Walter Bros. Construction Co., Inc. on October 19, 2007, whereby Walter Bros. Construction Co., Inc. will be the landlord for the premises to be located and built at South Higuera and Prado Streets in San Luis Obispo, California, with Mission Community Bank as the tenant.   Mission Community intends to lease the building for the purpose of establishing a full service banking office and new administrative offices.  In conjunction with the above referenced Lease Agreement, a Memorandum of Lease will also be entered into between Mission Community Bank and Walter Bros. Construction Co., Inc., which memorializes the terms of the Lease Agreement, and will be recorded.

The terms of the Lease include a fifteen year term, with the tenant having the option to extend the term for two additional five year periods, to run consecutively following expiration of the initial term.  The lease commencement date will be within two years of the effective date of the Lease.  The initial base rent is $2.85 per square foot per month, with adjustments to base rent to occur on the first anniversary of the commencement date and each anniversary of the commencement date during the term, and any extended term, as follows: Base rent shall be increased based on the increase in the Consumer Price Index, provided, however, in no event shall such new base rent increase by less than 3% or more than 5%.

Item 9.01.  Financial Statement and Exhibits

(a)                Financial statements of businesses required

                    None

(b)               Pro forma financial information

                    None

(d)               Exhibits

10.1     Office Build-to-Suit Lease Agreement dated October 16, 2007

Forward Looking Statements

Includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act ant the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2007	MISSION COMMUNITY BANCORP
	By:	/s/ ANITA M. ROBINSON
President/Chief Executive Officer